UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 26, 2010
Date of Report (Date of earliest event reported)

URANERZ ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	001-32974	98-0365605
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

1701 East “E” Street
PO Box 50850
Casper, Wyoming, USA	85605
(Address of Principal Executive Offices)	(Zip Code)

(604) 689-1659
Registrant's telephone number, including area code

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 7 – REGULATION FD

Item 7.01.    Regulation FD Disclosure.

On February 26, 2010, Uranerz Energy Corporation (the “Company”) filed an amended and restated Technical Report , entitled “Technical Report – South Doughstick Property, Campbell and Johnson Counties, Wyoming, U.S.A.” (the “Report”), in respect of properties held by the Arkose Mining Venture, in which the Company has an 81% interest, with securities regulatory authorities in Canada, pursuant to Canadian securities laws and rules of the Toronto Stock Exchange. It is hereby furnished to, not filed with, the Securities Exchange Commission (the “SEC”) on Form 8-K to satisfy the Company’s “public disclosure” obligations under Regulation FD of the Securities Exchange Act of 1934.

The amended and restated Report was prepared in accordance with the Canadian Securities Administrators’ National Instrument 43-101 (“NI 43-101”) by Douglass H. Graves, a licensed Professional Engineer, of TREC, Inc.. Mr. Graves is an independent Qualified Person as defined by NI 43-101. As a company listed on the Toronto Stock Exchange and a reporting issuer under Canadian securities laws, the Company is required to prepare its technical reports in accordance with the policies of NI 43-101, the Canadian securities laws and the rules of the Toronto Stock Exchange.

All mineral resources have been estimated in accordance with the definition standards on mineral resources and mineral reserves of the Canadian Institute of Mining, Metallurgy and Petroleum referred to in NI 43-101. U.S. reporting requirements for disclosure of mineral properties are governed by the SEC Industry Guide 7 (“Guide 7”). NI 43-101 and Guide 7 standards are substantially different. The terms “mineral reserve”, “proven mineral reserve” and “probable mineral reserve” are Canadian mining terms as defined in accordance with NI 43-101. These definitions differ from the definitions in Guide 7. Under Guide 7 standards, a “final” or “bankable” feasibility study is required to report reserves, the three-year historical average price is used in any reserve or cash flow analysis to designate reserves and the primary environmental analysis or report must be filed with the appropriate governmental authority.

The Report uses or may use the terms “mineral resource,” “measured mineral resource,” “indicated mineral resource” and “inferred mineral resource”. We advise investors that these terms are defined in and required to be disclosed by NI 43-101; however, these terms are not defined terms under Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. Investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into reserves. “Inferred mineral resources” have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of feasibility or pre-feasibility studies, except in rare cases. Investors are cautioned not to assume that all or any part of an inferred mineral resource exists or is economically or legally mineable. Disclosure of “contained pounds” in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute “reserves” by SEC standards as in place tonnage and grade without reference to unit measures.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01(d)    Exhibits

The following Exhibits relating to Item 7.01 are intended to be furnished to, not filed with, the SEC, pursuant to Regulation FD.

Exhibit
Number	Description of Exhibit

99.1	Technical Report – South Doughstick Property, Campbell and Johnson Counties, Wyoming, U.S.A., dated February 25, 2010

99.2	Consent of Qualified Person – Douglass Graves, Professional Engineer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URANERZ ENERGY CORPORATION

Date: February 26, 2010
	By:	/s/ “Sandra MacKay”
Sandra R. MacKay
Corporate Secretary